EXHIBIT 1.01

CONFLICT MINERALS REPORT

This Conflict Minerals Report (“Report”) of Synaptics Incorporated and its consolidated subsidiaries (“Synaptics,” the “Registrant,” or “we”) for the calendar year ended December 31, 2020 (the “Reporting Period”), is presented to comply with Rule 13p-1 under the Securities Exchange Act of 1934 (the “Rule”), the instructions to Form SD, and the Public Statement on the Effect of the Recent Court of Appeals Decision on the Conflict Minerals Rule issued by the Director of the Division of Corporation Finance of the Securities and Exchange Commission on April 29, 2014. Please refer to the Rule, Form SD, and the Securities and Exchange Commission’s (“SEC”) Release No. 34-67716 issued by the SEC on August 22, 2012, for definitions to the terms used in this Report, unless otherwise defined herein.

Synaptics is changing the way humans engage with connected devices and data, engineering exceptional experiences throughout the home, at work, in the car and on the go. Synaptics is the partner of choice for the world’s most innovative intelligent system providers who are integrating multiple experiential technologies into platforms that make our digital lives more productive, insightful, secure and enjoyable. These customers are combining Synaptics’ differentiated technologies in touch, display and biometrics with a new generation of advanced connectivity and AI-enhanced video, vision, audio, speech and security processing. We generally supply our product solutions to our original equipment manufacturer (OEM) customers either directly or through their contract manufacturers, which take delivery of our products and pay us directly for such products.

Synaptics does not engage in the actual mining of conflict minerals or cobalt (the “Minerals”), does not make purchases of raw ore or unrefined Minerals from mines, and is many steps removed in the supply chain from the mining of the Minerals. We purchase the materials used in our products from a large network of suppliers, who may contribute necessary Minerals to our products. The smelters and refiners used by our suppliers are in the best position in the total supply chain to know the origin of ores, which cannot be determined with any certainty once the ores are smelted, refined and converted to ingots, bullions or other Minerals-containing derivatives. We rely on our suppliers to assist with our due diligence efforts, including our suppliers’ self-identification of the smelters and refiners used in their supply chain, and the countries from which the Minerals used in their supply chain may originate.

I.	Products

The following products were identified during the Reporting Period as products that may contain any of the Minerals necessary to the functionality or production of products manufactured, or contracted to manufacture, by Synaptics:

•

Our ClearPad® family of products is designed for clear, capacitive touchscreen solutions that enable the user to interact directly with the display on electronic devices, such as mobile smartphones, tablets, and automobiles. We typically sell our ClearPad products as a chip, together with customer-specific firmware, to sensor manufacturers or Organic Light Emitting Diode (OLED) or Liquid Crystal Display (LCD) manufacturers to integrate into their touch-enabled products. A discrete touchscreen product typically consists of a transparent, thin capacitive sensor that can be placed over any display, such as an LCD or OLED, and combined with a flexible circuit material and a touch controller chip. A display integrated touchscreen product typically consists of a capacitive touch sensor embedded into the LCD panel, combined with a flexible circuit material and a touch controller chip.

•

Our ClearViewTM display driver products offer advanced image processing and low power technology for displays on electronic devices, including smartphones and tablets. The adaptive image processing works in concert with proprietary customization options enabling development of efficient and cost-effective high-performance solutions and faster time to market.

•

Our TouchViewTM products integrate touch and display technologies to deliver advanced performance and simplified design. Our proprietary algorithms synchronize touch sensing with display driving, effectively eliminating display-induced noise and improving capacitive sensing performance. TouchView is available in two-chip and single-chip (Touch and Display Driver Integration (TDDI)) configurations.

•

Our Natural IDTM family of capacitive-based fingerprint sensors are designed for use in smartphones, tablets, notebook PCs, PC peripherals, automotive and other applications. Our technology uses sophisticated digital image processing to increase the security of mobile and PC products while maintaining ease of use for the customer.

•

Our personal computer, or PC, solutions, include our TouchPadTM, SecurePadTM ClickPadTM, ForcePadTM, Dual Pointing Solutions, and TouchStykTM product lines, which are touch-sensitive pads and other interfaces that sense the position, movement, force, or a combination thereof, applied by one or more fingers on its surface through the measurement of capacitance. The SecurePad integrates our Natural ID fingerprint sensor directly into the TouchPad area, improving usability for end users and simplifying the supply chain for notebook PC manufacturers.

•

Our AudioSmart® products use low-power analog mixed-signal technology and intelligent DSP algorithms for high-fidelity voice and audio processing. AudioSmart integrated circuits and algorithm solutions are used in high-performance headsets. AudioSmart far-field voice solutions are used in smart-speakers and other applications.

•

Our VideoSmart™ solutions include powerful media processor SoCs with optimized artificial intelligence engines for service provider platforms, over-the-top streaming devices, smart displays and other applications.

•

Our ImagingSmart™ solutions include a product portfolio that spans three distinct product lines, including document and photo imaging controllers, digital video, and fax/modem solutions. ImagingSmart products leverage image processing IP, low power encoders and DSP technology to deliver a wide range of fax/modem, digital video and printer solutions for home, business, mobile and imaging applications.

•

Our DisplayLink® graphics products comprise hardware SoCs and software solutions making it easy to connect any display to any computer over standard interfaces including USB, Ethernet and wireless networks. DisplayLink products utilize proprietary encode and compression algorithms that dynamically adjust as available bandwidth changes. DisplayLink products enable a wide range of productivity solutions including docking stations, meeting room controllers and embedded products that require flexible universal connectivity.

•

Our Wireless Connectivity solutions include our WIFI and Bluetooth product lines which are critical to transmitting and receiving video, audio and/or data over the air for popular applications including Set-Top Box, OTT Box, Smart Speaker, Smart Display/Tablet and IP Camera, and include GPS/GNSS product lines which can generate location information through various tracking devices such as smartwatches and wristbands.

II.	Due Diligence

Based on the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (Third Edition OECD 2016) and the due diligence framework published by the Responsible Business Alliance (RBA) and the Global e-Sustainability Initiative (GeSI), including the Responsible Minerals Initiative’s (RMI) Conflict Minerals Reporting Template for calendar year 2020 (the “Template”), we took the following measures, during the Reporting Period, to determine the source and chain of custody for the Minerals which we believed necessary to the functionality or production of products manufactured, or contracted to be manufactured, by us in the Reporting Period.

1.

Synaptics identified 109 suppliers, whom we believed could provide materials containing the Minerals necessary to the functionality or production of products manufactured by us or contracted by us to be manufactured.

2.

Synaptics sent out a survey, based on the Template, to the suppliers described in No. 1 above requesting them to (a) determine whether they supplied Synaptics with metals or materials containing the Minerals; (b) conduct independent due diligence on their own supply chain; (c) identify all smelters in their supply chain that supply products containing the Minerals to Synaptics; and (d) download, complete and return the Template to Synaptics identifying all smelters and, using RMI resources, determine whether such smelters were certified as conformant smelters by the RMI’s Responsible Minerals Assurance Process (RMAP). For any non-conformant smelters identified, Synaptics strongly recommended the supplier remove such non-conformant smelter from the supplier’s supply chain and required the supplier to submit a plan to Synaptics detailing its efforts to remove or replace the non-conformant smelter. In addition, Synaptics’ suppliers were required to establish and document a policy on conflict minerals.

3.

100% of the suppliers identified in No. 1 above completed the steps described in No. 2 above. 23 suppliers declared that their products did not contain any of the Minerals. Of the 86 suppliers who stated their products may contain the Minerals, approximately 58% stated gold may be in the products supplied to Synaptics; approximately 74% stated tin may be in the products supplied to Synaptics; approximately 19% stated tantalum may be in the products supplied to Synaptics; approximately 33% stated tungsten may be in the products supplied to Synaptics; and approximately 30% stated cobalt may be in the products supplied to Synaptics.

4.

Approximately 96% of the suppliers who responded identified all smelters used in their supply chain in accordance with the Template and its instructions; 4 suppliers could not identify all of their source(s) for cobalt. Approximately 69% of the suppliers who stated that their products may contain the Minerals certified that the conflict minerals in the products they supplied to Synaptics are sourced from RMAP conformant smelters.[1] Of the 27 suppliers who could not certify that all of their smelters were conformant, 4 suppliers sourced cobalt from unknown sources and 23 suppliers sourced conflict minerals from a combined 258 different smelters, of which 30 smelters were listed as non-conformant smelters, as determined by the RMAP.

5.

Synaptics compared the smelters identified by each of our suppliers to the list of smelters identified as conformant smelters by the RMAP. Approximately 99.6% of the smelters used by our suppliers for tantalum, gold, tin and tungsten appeared on this list and are certified by the RMAP as conformant smelters; 1 smelter is actively engaged in the audit process to become a conformant smelter.[2] Based on the information provided by our suppliers, Synaptics believes that the facilities used to process the Minerals contained in Synaptics’ products include the smelters listed in Exhibit A below.

[1]	Smelter data presented in this Report is based on the Responsible Minerals Assurance Process list of Conformant Smelters and Refiners as of March 30, 2021.
[2]

RMI has begun to assess whether cobalt smelters and refiners are conformant with applicable RMAP protocols; however, the operational impacts of Covid-19 are leading to delays with some RMAP assessments. As of May 20, 2021, RMI has reported only 13 cobalt smelters and refiners as conformant with applicable RMAP assessment protocols and 27 cobalt smelters and refiners that are active with respect to progressing to compliance with such protocols.

6.	a.	Our suppliers used 38 different smelters located in 12 different countries for tantalum. These countries include Brazil, China, Estonia, Germany, India, Japan, Kazakhstan, Mexico, North Macedonia, the Russian Federation, Thailand and the United States of America. Of these smelters, 100% are certified conformant smelters as defined by the RMAP.

	b.	Our suppliers used 108 different smelters located in 34 different countries for gold. These countries include Andorra, Australia, Austria, Belgium, Brazil, Canada, Chile, China, Czechia, France, Germany, India, Indonesia, Italy, Japan, Kazakhstan, Kyrgyzstan, Mexico, Netherlands, Poland, the Philippines, the Russian Federation, Singapore, South Africa, South Korea, Spain, Sweden, Switzerland, Taiwan, Thailand, Turkey, the United Arab Emirates, the United States of America and Uzbekistan. Of these smelters, 99% are certified conformant smelters as defined by the RMAP.

	c.	Our suppliers used 54 different smelters located in 16 different countries for tin. These countries include Belgium, Bolivia, Brazil, China, Indonesia, Japan, Malaysia, Peru, the Philippines, Poland, Rwanda, Spain, Taiwan, Thailand, the United States of America and Vietnam. Of these smelters, 100% are certified conformant smelters as defined by the RMAP.

	d.	Our suppliers used 41 different smelters located in 11 different countries for tungsten. These countries include Austria, Brazil, China, Germany, Japan, the Philippines, the Russian Federation, South Korea, Taiwan, the United States of America and Vietnam. Of these smelters, 100% are certified conformant smelters as defined by the RMAP.

	e.	Our suppliers used 39 different smelters located in 17 different countries for cobalt. These countries include Australia, Belgium, Canada, China, Democratic Republic of the Congo, Finland, Hong Kong, Japan, Madagascar, Morocco, Norway, the Philippines, the Russian Federation, South Korea, the United Kingdom of Great Britain and Northern Ireland, the United States of America and Zambia. RMI has begun to assess whether cobalt smelters and refiners are conformant with applicable RMAP protocols; however, the operational impacts of Covid-19 are leading to delays with some RMAP assessments. As of May 20, 2021, RMI has reported only 13 cobalt smelters and refiners as conformant with applicable RMAP assessment protocols and 27 cobalt smelters and refiners that are active with respect to progressing to compliance with such protocols. Of the 39 smelters that our suppliers used, 8 are certified conformant smelters as defined by RMAP and 13 are active with respect to progressing to conformant status. We continue to encourage the cobalt refiners in our supply chain to participate in the RMAP process.

7.

Synaptics’ reasonable country of origin inquiry is based on surveys provided by its suppliers, which report to Synaptics whether its smelters are certified as conformant smelters. Certain of Synaptics’ suppliers were unable to determine the countries of origin of the Minerals it provided to us, therefore, we are unable, at this time, to conclusively determine the countries of origin of all the Minerals used in our products.

During the Reporting Period, we conducted the due diligence efforts described in this Report to determine the mine or location of the Minerals in our products. We relied on the information provided by independent third-party audit programs, such as the RMI, to determine whether the smelters disclosed by our suppliers are conformant smelters, as defined by the RMAP.

We continue to recommend to, and put pressure on, our suppliers who had non-conformant smelters in their supply chain in calendar year 2020 to remove such non-conformant smelters from their supply chain as soon as possible and we require such suppliers to submit a plan to Synaptics detailing their efforts to either remove or replace such smelter. We also have an audit plan in place, which was created to audit the design, performance and effectiveness of our due diligence framework and due diligence measures as they relate to the Minerals.

As discussed above, where possible, Synaptics has relied on third party assurances and certifications. For example, we accept as reliable any smelter that is identified as conformant by the RMAP. To the extent that other audited supplier certifications are provided to Synaptics, Synaptics may consider reliance on such certifications on a case-by-case basis.

III.	Additional Due Diligence and Risk Mitigation

Synaptics periodically assesses the risk of other minerals in its products, and we update our due diligence process to address the risk of additional minerals, when appropriate. Since calendar year 2019, we have included cobalt as an additional Mineral for which we asked our suppliers to provide us with information, consistent with information they have provided to us in the past on conflict minerals.

We will continue to monitor our supply chain, including smelters used by our suppliers, to ensure that all smelters used by our suppliers are conformant with the RMAP. We will continue to pressure our supply chain to provide complete and accurate information regarding their smelters who provide the Minerals; continue to pressure our supply chain to either remove or replace non-conformant smelters from their own supply chain; remove from our supply chain those suppliers who continually refuse to or who are unable to provide complete information regarding their smelters; remove from our supply chain those suppliers who continue to maintain non-conformant smelters in their supply chain; and audit the results of supplier responses to the Template.

Due to the size, breadth and complexity of our supply chain, the process of successfully tracing all of the necessary Minerals used in our products back to their country of origin will require additional time and resources. Our ability to make determinations about the presence and source of origin of such Minerals in our products depends upon a number of factors including, but not limited to: (i) the respective due diligence efforts of our suppliers and their supply chain, as well as their willingness to disclose such information to us, and (ii) the ability and willingness of our supply chain to adopt the OECD Guidance and other initiatives or guidance that may develop over time with respect to responsible sourcing. The inability to obtain reliable information from any level of our supply chain could have a material impact on our ability to provide meaningful information on the presence and origin of necessary Minerals in our products’ supply chain with any reasonable degree of certainty. There can be no assurance that our suppliers will continue to cooperate with our diligence inquiries and our requests for certifications, or to provide us with the documentation or other evidence that we consider reliable in a timeframe sufficient to allow us to make a reasonable and reliable assessment following appropriate further diligence measures, as may be required.

Exhibit A

Smelters reported in Synaptics’ Supply Chain as of December 31, 2020:

Smelter Name	Smelter Country
8853 S.p.A.	Italy
A.L.M.T. Corp.	Japan
ACL Metais Eireli	Brazil
Advanced Chemical Company	United States of America
Aida Chemical Industries Co., Ltd.	Japan
Al Etihad Gold Refinery DMCC	United Arab Emirates
Allgemeine Gold-und Silberscheideanstalt A.G.	Germany
Almalyk Mining and Metallurgical Complex (AMMC)	Uzbekistan
Alpha	United States of America
AngloGold Ashanti Corrego do Sitio Mineracao	Brazil
Argor-Heraeus S.A.	Switzerland
Asahi Pretec Corp.	Japan
Asahi Refining Canada Ltd.	Canada
Asahi Refining USA Inc.	United States of America
Asaka Riken Co., Ltd.	Japan
Asaka Riken Co., Ltd.	Japan
Asia Tungsten Products Vietnam Ltd.	Vietnam
AU Traders and Refiners	South Africa
Aurubis AG	Germany
Bangalore Refinery	India
Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Philippines
Boliden AB	Sweden
C. Hafner GmbH + Co. KG	Germany
CCR Refinery—Glencore Canada Corporation	Canada
Cendres + Metaux S.A.	Switzerland
Chambishi Metals, PLC	Zambia
Changsha South Tantalum Niobium Co., Ltd.	China
Chenzhou Diamond Tungsten Products Co., Ltd.	China
Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	China
Chifeng Dajingzi Tin Industry Co., Ltd.	China
Chimet S.p.A.	Italy
China Tin Group Co., Ltd.	China
Chongyi Zhangyuan Tungsten Co., Ltd.	China
Chugai Mining	Japan

Complexe hydrométallurgique de Guemassa	Morocco
Coral Bay Nickel Corp.	Philippines
D Block Metals, LLC	United States of America
DODUCO Contacts and Refining GmbH	Germany
Dowa	Japan
Dowa	Japan
DS PRETECH Co., Ltd.	South Korea
DSC (Do Sung Corporation)	South Korea
Dynatec Madagascar Company	Madagascar
Eco-System Recycling Co., Ltd. East Plant	Japan
Eco-System Recycling Co., Ltd. North Plant	Japan
Eco-System Recycling Co., Ltd. West Plant	Japan
EM Vinto	Bolivia
Emirates Gold DMCC	United Arab Emirates
Exotech Inc.	United States of America
F&X Electro-Materials Ltd.	China
Fenix Metals	Poland
FIR Metals & Resource Ltd.	China
Fort Saskatchewan Metals Facility	Canada
Freeport Kokkola	Finland
Fujian Ganmin RareMetal Co., Ltd.	China
Gangzhou Yi Hao Umicore Industry Co.	China
Ganzhou Haichuang Tungsten Co., Ltd.	China
Ganzhou Highpower Techology Co., Ltd.	China
Ganzhou Huaxing Tungsten Products Co., Ltd.	China
Ganzhou Jiangwu Ferrotungsten Co., Ltd.	China
Ganzhou Seadragon W & Mo Co., Ltd.	China
Ganzhou Tengyuan Cobalt New Material Co., Ltd.	China
Geib Refining Corporation	United States of America
Gejiu Fengming Metallurgy Chemical Plant	China
Gejiu Kai Meng Industry and Trade LLC	China
Gejiu Non-Ferrous Metal Processing Co., Ltd.	China
Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	China
Gejiu Zili Mining And Metallurgy Co., Ltd.	China
Gem (Jiangsu) Cobalt Industry Co., Ltd.	China
Glencore International AG	Democratic Republic of the Congo
Glencore Nikkelverk Refinery	Norway
Global Advanced Metals Aizu	Japan
Global Advanced Metals Boyertown	United States of America

Global Tungsten & Powders Corp.	United States of America
Gold Refinery of Zijin Mining Group Co., Ltd.	China
Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	China
Guangdong Jiana Energy Technology Co., Ltd.	China
Guangdong Rising Rare Metals-EO Materials Ltd.	China
Guangdong Xianglu Tungsten Co., Ltd.	China
Guangdong Zhiyuan New Material Co., Ltd.	China
Guangxi Yinyi Advanced Material Co., Ltd.	China
Guanyang Guida Nonferrous Metal Smelting Plant	China
H.C. Starck Co., Ltd.	Thailand
H.C. Starck Hermsdorf GmbH	Germany
H.C. Starck Inc.	United States of America
H.C. Starck Ltd.	Japan
H.C. Starck Smelting GmbH & Co. KG	Germany
H.C. Starck Smelting GmbH & Co. KG	Germany
H.C. Starck Tantalum and Niobium GmbH	Germany
H.C. Starck Tungsten GmbH	Germany
Heimerle + Meule GmbH	Germany
Hengyang King Xing Lifeng New Materials Co., Ltd.	China
Heraeus Metals Hong Kong Ltd.	China
Heraeus Precious Metals GmbH & Co. KG	Germany
HuiChang Hill Tin Industry Co., Ltd.	China
Huichang Jinshunda Tin Co., Ltd.	China
Hunan Brunp Recycling Technology Co., Ltd.	China
Hunan Chenzhou Mining Co., Ltd.	China
Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	China
Hunan Chunchang Nonferrous Metals Co., Ltd.	China
Hunan Litian Tungsten Industry Co., Ltd.	China
Hunan Zoomwe New Energy Science & Technology Co., Ltd.	China
Hydrometallurg, JSC	Russian Federation
ICoNiChem	United Kingdom of Great Britain and Northern Ireland
ICoNiChem	United Kingdom of Great Britain and Northern Ireland
Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	China
Ishifuku Metal Industry Co., Ltd.	Japan
Istanbul Gold Refinery	Turkey

Italpreziosi	Italy
Japan Mint	Japan
Japan New Metals Co., Ltd.	Japan
Jiangmen Umicore Chang Xin New Materials Co., Ltd.	China
Jiangsu Xiongfeng Technology Co., Ltd.	China
Jiangwu H.C. Starck Tungsten Products Co., Ltd.	China
Jiangxi Copper Co., Ltd.	China
Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	China
Jiangxi Gan Bei Tungsten Co., Ltd.	China
Jiangxi New Nanshan Technology Ltd.	China
Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	China
Jiangxi Tuohong New Raw Material	China
Jiangxi Xinsheng Tungsten Industry Co., Ltd.	China
Jiangxi Yaosheng Tungsten Co., Ltd.	China
Jinchuan Group	China
Jinchuan Group	China
Jingmen GEM Co., Ltd.	China
JiuJiang JinXin Nonferrous Metals Co., Ltd.	China
Jiujiang Tanbre Co., Ltd.	China
Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	China
JSC Kolskaya Mining and Metallurgical Company (Kola MMC)	Russian Federation
JSC Uralelectromed	Russian Federation
JX Nippon Mining & Metals Co., Ltd.	Japan
Kazzinc	Kazakhstan
KEMET Blue Metals	Mexico
Kennametal Fallon	United States of America
Kennametal Huntsville	United States of America
Kennecott Utah Copper LLC	United States of America
KGETS Co., Ltd.	South Korea
KGHM Polska Miedz Spolka Akcyjna	Poland
Kojima Chemicals Co., Ltd.	Japan
Korea Zinc Co., Ltd.	South Korea
Kyrgyzaltyn JSC	Kyrgyzstan
Lanzhou Jinchuan Advanced Materials Technology Co., Ltd.	China
Lianyou Metals Co., Ltd.	Taiwan
L’Orfebre S.A.	Andorra
LSM Brasil S.A.	Brazil

LS-NIKKO Copper Inc.	South Korea
LT Metal Ltd.	South Korea
Luna Smelter, Ltd.	Rwanda
Ma’anshan Weitai Tin Co., Ltd.	China
Magnu’s Minerais Metais e Ligas Ltda.	Brazil
Malaysia Smelting Corporation (MSC)	Malaysia
Malipo Haiyu Tungsten Co., Ltd.	China
Marsam Metals	Brazil
Masan Tungsten Chemical LLC (MTC)	Vietnam
Materion	United States of America
Matsuda Sangyo Co., Ltd.	Japan
Melt Metais e Ligas S.A.	Brazil
Metallic Resources, Inc.	United States of America
Metallo Belgium N.V.	Belgium
Metallo Spain S.L.U.	Spain
Metallurgical Products India Pvt., Ltd.	India
Metalor Technologies (Hong Kong) Ltd.	China
Metalor Technologies (Singapore) Pte., Ltd.	Singapore
Metalor Technologies (Suzhou) Ltd.	China
Metalor Technologies S.A.	Switzerland
Metalor USA Refining Corporation	United States of America
Metalurgica Met-Mex Penoles S.A. De C.V.	Mexico
Mineracao Taboca S.A.	Brazil
Mineracao Taboca S.A.	Brazil
Minsur	Peru
Mitsubishi Materials Corporation	Japan
Mitsubishi Materials Corporation	Japan
Mitsui Mining and Smelting Co., Ltd.	Japan
Mitsui Mining and Smelting Co., Ltd.	Japan
MMTC-PAMP India Pvt., Ltd.	India
Moliren Ltd.	Russian Federation
Moscow Special Alloys Processing Plant	Russian Federation
Murrin Murrin Nickel Cobalt Plant	Australia
Nadir Metal Rafineri San. Ve Tic. A.S.	Turkey
Nantong Xinwei Nickel Cobalt Technology Development Co., Ltd.	China
Navoi Mining and Metallurgical Combinat	Uzbekistan
Niagara Refining LLC	United States of America
Nihon Material Co., Ltd.	Japan
Ningxia Orient Tantalum Industry Co., Ltd.	China

Norilsk Nickel Harjavalta Oy	Finland
Nornickel	Russian Federation
Nornickel	Russian Federation
NPM Silmet AS	Estonia
O.M. Manufacturing (Thailand) Co., Ltd.	Thailand
O.M. Manufacturing Philippines, Inc.	Philippines
Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	Austria
Ohura Precious Metal Industry Co., Ltd.	Japan
OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	Russian Federation
OJSC Novosibirsk Refinery	Russian Federation
Operaciones Metalurgicas S.A.	Bolivia
PAMP S.A.	Switzerland
Philippine Chuangxin Industrial Co., Inc.	Philippines
Planta Recuperadora de Metales SpA	Chile
PRG Dooel	North Macedonia
Prioksky Plant of Non-Ferrous Metals	Russian Federation
PT Aneka Tambang (Persero) Tbk	Indonesia
PT Artha Cipta Langgeng	Indonesia
PT ATD Makmur Mandiri Jaya	Indonesia
PT Babel Surya Alam Lestari	Indonesia
PT Bangka Serumpun	Indonesia
PT Menara Cipta Mulia	Indonesia
PT Mitra Stania Prima	Indonesia
PT Prima Timah Utama	Indonesia
PT Rajawali Rimba Perkasa	Indonesia
PT Rajehan Ariq	Indonesia
PT Refined Bangka Tin	Indonesia
PT Stanindo Inti Perkasa	Indonesia
PT Timah Tbk Kundur	Indonesia
PT Timah Tbk Mentok	Indonesia
PX Precinox S.A.	Switzerland
QuantumClean	United States of America
Quzhou Huayou Cobalt New Material Co., Ltd.	China
Rand Refinery (Pty) Ltd.	South Africa
Remondis PMR B.V.	Netherlands
Resind Industria e Comercio Ltda.	Brazil
Resind Industria e Comercio Ltda.	Brazil
Rohm and Haas	Japan

Royal Canadian Mint	Canada
Rui Da Hung	Taiwan
SAAMP	France
Safimet S.p.A	Italy
SAFINA A.S.	Czechia
Samduck Precious Metals	South Korea
SAXONIA Edelmetalle GmbH	Germany
SEMPSA Joyeria Plateria S.A.	Spain
Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	China
Shaoguan Zhonghong Meta Industrial Co., Ltd	China
Shaoguan Zhonghong Meta Industrial Co., Ltd	China
Sichuan Tianze Precious Metals Co., Ltd.	China
Singway Technology Co., Ltd.	Taiwan
SOE Shyolkovsky Factory of Secondary Precious Metals	Russian Federation
Soft Metais Ltda.	Brazil
Solar Applied Materials Technology Corp.	Taiwan
Solikamsk Magnesium Works OAO	Russian Federation
Specialty Metals Resources Ltd	Hong Kong
Sumitomo Metal Mining	Japan
Sumitomo Metal Mining Co., Ltd.	Japan
SungEel HiMetal Co., Ltd.	South Korea
SungEel HiTech Co.,Ltd.	South Korea
T.C.A S.p.A	Italy
Taganito HPAL Nickel Corp	Philippines
Taki Chemical Co., Ltd.	Japan
Tanaka Kikinzoku Kogyo K.K.	Japan
Tejing (Vietnam) Tungsten Co., Ltd.	Vietnam
Telex Metals	United States of America
Thai Nguyen Mining and Metallurgy Co., Ltd.	Vietnam
Thaisarco	Thailand
The Refinery of Shandong Gold Mining Co., Ltd.	China
Tianjin Maolian Science & Technology Co., Ltd.	China
Tin Technology & Refining	United States of America
Tokuriki Honten Co., Ltd.	Japan
TOO Tau-Ken-Altyn	Kazakhstan
Torecom	South Korea
Traxys North America, LLC	United States of America
Ulba Metallurgical Plant JSC	Kazakhstan
Umicore Olen	Belgium

Umicore Precious Metals Thailand	Thailand
Umicore S.A. Business Unit Precious Metals Refining	Belgium
Unecha Refractory metals plant	Russian Federation
United Precious Metal Refining, Inc.	United States of America
Valcambi S.A.	Switzerland
Vales Canada	Canada
Western Australian Mint (T/a The Perth Mint)	Australia
White Solder Metalurgia e Mineracao Ltda.	Brazil
WIELAND Edelmetalle GmbH	Germany
Wolfram Bergbau und Hutten AG	Austria
Woltech Korea Co., Ltd.	South Korea
Xiamen Tungsten (H.C.) Co., Ltd.	China
Xiamen Tungsten Co., Ltd.	China
Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	China
XinXing HaoRong Electronic Material Co., Ltd.	China
Yamakin Co., Ltd.	Japan
Yanling Jincheng Tantalum & Niobium Co., Ltd.	China
Yokohama Metal Co., Ltd.	Japan
Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	China
Yunnan Tin Company Limited	China
Yunnan Yunfan Non-ferrous Metals Co., Ltd.	China
Zhejiang Huayou Cobalt Co., Ltd.	China
Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China